   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 1998.
                                       REGISTRATION NO. 333-____________________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------

                               BAY NETWORKS, INC.
             (Exact name of Registrant as specified in its charter)

                               ------------------

           DELAWARE                                                                                     04-2916246
(State or other jurisdiction of                                                                      (I.R.S. Employer
incorporation or organization)                                                                      Identification No.)

                           4401 GREAT AMERICA PARKWAY
                              SANTA CLARA, CA 95054
                                 (408) 988-2400
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               ------------------

                               JOHN J. POGGI, JR.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               BAY NETWORKS, INC.
                4401 GREAT AMERICA PARKWAY, SANTA CLARA, CA 95054
                                 (408) 988-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

            ROB G. SEIM                                                                 BRUCE E. SCHAEFFER, ESQ.
         Vice President and                                                         Gray Cary Ware & Freidenrich LLP
        Corporate Controller                                                              400 Hamilton Avenue
         Bay Networks, Inc.                                                               Palo Alto, CA 94301
     4401 Great America Parkway
       Santa Clara, CA 95054

                               ------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
    TITLE OF EACH CLASS OF           AMOUNT TO BE         PROPOSED         PROPOSED           AMOUNT OF
       SECURITIES TO BE               REGISTERED           MAXIMUM          MAXIMUM        REGISTRATION FEE
          REGISTERED                                   OFFERING PRICE      AGGREGATE
                                                        PER SHARE (1)      OFFERING
                                                                           PRICE (1)
------------------------------   -------------------   ---------------   ---------------   ----------------
Common Stock ($0.01 par value)   5,093,551 shares         $26.69         $135,946,876.19    $40,104.33
------------------------------   -------------------   ---------------   ---------------   ----------------

(1) Estimated solely for the purpose of computing the registration fee and based on the average of the high and low prices of the Common Stock of Bay Networks, Inc. as reported on the New York Stock Exchange on January 21, 1998.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

================================================================================

PROSPECTUS

                                5,093,551 SHARES

                               BAY NETWORKS, INC.

                                  COMMON STOCK

        The 5,093,551 shares of the common stock, $0.01 par value per share ("Common Stock"), of Bay Networks, Inc. (the "Company") offered by this Prospectus (the "Shares") are outstanding shares that may be sold from time to time by or on behalf of certain stockholders (the "Selling Stockholders") of the Company described in this Prospectus under "Selling Stockholders." The Selling Stockholders acquired the Shares from the Company in a private transaction related to the Company's acquisition of all of the outstanding stock of New Oak Communications, Inc. ("New Oak") pursuant to a merger of a newly formed, wholly-owned subsidiary of the Company with and into New Oak (the "Acquisition"). The Company has agreed to register the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and to use its best efforts to cause the registration statement covering the Shares to be declared effective and to remain effective until the earlier of (i) such time as each of the Selling Stockholders may sell all of the Shares held by him, her or it without registration pursuant to Rule 144 under the Securities Act within a three-month period after the availability of Rule 144; or (ii) such time as all of the Shares have been sold by the Selling Stockholders. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

        The Company has been advised by the Selling Stockholders that they intend to sell all or a portion of the Shares from time to time on the New York Stock Exchange ("NYSE"), in negotiated transactions or otherwise, and on terms and at prices then obtainable. The Selling Stockholders and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of any of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company and the Selling Stockholders have agreed to certain indemnification arrangements. See "Plan of Distribution."

        The Company will bear all costs and expenses incident to the offering and sale of the Shares to the public, including without limitation, printing expenses, legal fees and disbursements of counsel for the Company, "blue sky" expenses, accounting fees and filing fees, but excluding any underwriting commissions or similar charges and legal fees and disbursements of counsel for the Selling Stockholders.

        THE SHARES HAVE NOT BEEN REGISTERED FOR SALE UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION AS OF THE DATE OF THIS PROSPECTUS. BROKERS OR DEALERS EFFECTING TRANSACTIONS IN THE SHARES SHOULD CONFIRM THE REGISTRATION OF THE SHARES UNDER THE SECURITIES LAWS OF THE STATES IN WHICH SUCH TRANSACTIONS OCCUR, OR THE EXISTENCE OF ANY EXEMPTIONS FROM SUCH REGISTRATION.

        The Company's Common Stock is listed on the NYSE. On January 21, 1998, the last sales price of the Company's Common Stock as reported on the NYSE was $27.00.
                                 --------------

       SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES OFFERED HEREBY.

                                 --------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------

                The date of this Prospectus is January ___, 1998

                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the Commission's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as at the Regional Offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Commission's web site can be accessed at http://www.sec.gov. The Company's Common Stock is traded on the NYSE. Reports and other information concerning the Company can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        The Company has also filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, copies of which may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference: (1) Annual Report on Form 10-K for the year ended June 30, 1997; (2) Quarterly Report on Form 10-Q for the quarter ended September 27, 1997; (3) the description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A filed on February 21, 1996; (4) the description of the Company's Preferred Stock Purchase Rights attached to each share of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on February 21, 1996; and (5) Current Report on Form 8-K filed on July 8, 1997.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated by reference in this Prospectus (other than any exhibits thereto). Requests for such documents should be directed to Bay Networks, Inc. at 4401 Great America Parkway, Santa Clara, CA 95052-8185 (telephone number (408) 988-2400), Attn: Secretary.

        Trademarks of Bay Networks, Inc. appear in this document. Other trademarks, brand, product or company names may be the property of others.

                                   THE COMPANY

        The Company, together with its worldwide subsidiaries, develops, manufactures, markets, sells and supports a comprehensive line of data networking products and services. The Company provides products that meet the connectivity requirements of corporate enterprises, network service providers and telecommunications carriers. The Company offers switches, routers, shared media hubs, remote and Internet access solutions, Internet Protocol (IP) services and network management applications, all marketed under the Company's Adaptive Networking strategy. The Company's products and technologies enable customers to transition from today's complex multi-protocol networks to the IP-optimized networks of tomorrow. These solutions link people to critical information resources at the desktop, across corporate enterprise networks or over the public Internet.

        The Company is a Delaware corporation incorporated on May 2, 1986. The Company's principal executive offices are located at 4401 Great America Parkway, Santa Clara, California 95054, telephone number (408) 988-2400. As used in this Prospectus, references to the "Company" or the "Registrant" include Bay Networks, Inc. and its subsidiaries.

                                  RISK FACTORS

        The following risk factors should be considered in conjunction with the other information included and incorporated by reference in this Prospectus before purchasing the Common Stock offered hereby. The discussions in this Prospectus may include forward-looking statements that involve risks and uncertainties. In addition to those risk factors discussed elsewhere in this Prospectus, the Company identifies the following risk factors which could affect the Company's actual results and cause actual results to differ materially from those in the forward-looking statements.

        Risks Related to New Markets. The markets for data networking products are rapidly changing and highly competitive. If these markets do not continue to grow, or if the Company's strategies for the data networking markets are unsuccessful, the Company's consolidated financial position, results of operations, or cash flows, may be adversely affected.

        Risks Related to New Products. The Company's future revenue is dependent on its ability to successfully develop, acquire, manufacture and market products for customers in rapidly evolving markets worldwide. To successfully distribute new products, the Company must establish and maintain new distribution channels. There can be no assurance that the Company's product development and acquisition efforts will result in timely and commercially successful new product offerings in the future.

        Risks Related to Gross Profit. The Company's gross profit percentage is a function of the product mix sold in any period. Therefore, gross profit percentage may fluctuate, affecting the Company's operating results. Factors such as unit volumes, obsolescence/surplus of inventory, heightened price competition, changes in channels of distribution, shortages and cost increases in supplies of parts from vendors, and the availability of skilled labor, also may cause fluctuations in gross profit percentages.

        Risks Related to Manufacturing Operations. The Company operates manufacturing facilities and relies upon a number of manufacturing arrangements worldwide. The Company's manufacturing capability may be affected by factors impacting the operations of its suppliers. In addition, the Company's ability to meet customer demand may also be dependent on its ability to adjust manufacturing levels on short notice based on anticipated orders.

        Risks Related to Intellectual Property Rights. The Company relies upon a combination of patents, copyrights, trademarks and trade secrets to establish and protect intellectual property rights in its products and technology. There can be no assurance that the steps taken by the Company will be adequate to prevent misappropriation of its technology, or that the Company's competitors will not develop superior technologies. From time to time it may be necessary or desirable for the Company to enter into technology licenses, strategic alliances and cooperative marketing efforts with others. There can be no assurance that the Company consistently will be able to secure third-party rights necessary to offer competitive products.

        Risks Related to Competition. The data networking industry is highly competitive. There can be no assurance that the Company will be able to compete successfully in the future with existing or new competitors. Among the competitive factors that may adversely affect the Company's future results are conformity to existing and emerging industry standards; interoperability with other networking products; network management capabilities; price; performance; product features; technical support; and distribution.

        Risks Related to Acquisitions. To implement its business plans, the Company may make further acquisitions in the future. Acquisitions require significant financial and management resources both at the time of the transaction and during the process of integrating the newly acquired business into the Company's operations. The Company's results of operations, consolidated financial position, or cash flows, may be adversely affected if it is unable to successfully acquire and integrate such new companies into its operations.

        Risks of Stock Volatility and Absence of Dividends. In recent years, the stock market in general and the market for technology stocks in particular, including the Company's Common Stock, have experienced extreme price fluctuations. There is a risk that stock price fluctuation could impact the Company's operations. Changes in the price of the Company's Common Stock could affect the Company's ability to successfully attract and retain qualified personnel or complete necessary business combinations or other transactions in the future. The Company has never paid any cash dividends on its capital stock, and has no present intention to do so.

                              SELLING STOCKHOLDERS

        The Selling Stockholders acquired the Shares from the Company in connection with the Company's acquisition of all of the outstanding stock of New Oak pursuant to the Acquisition. The Acquisition was consummated on January 20, 1998. The Selling Stockholders received the Shares and cash in the aggregate amount of approximately $22,957,000 directly from the Company in exchange for all of the outstanding shares of New Oak.

        The following table lists the Selling Stockholders, the number of shares of the Company's Common Stock which each owned as of January 21, 1998, the number of shares of the Company's Common Stock expected to be sold by each, and the number and the percentage of the shares of the Company's Common Stock which each will own after the offering pursuant to the Registration Statement, assuming the sale of all the shares expected to be sold. In addition, certain of the Selling Stockholders are venture capital funds, corporations or trusts which may, in the future, distribute their shares to their partners, shareholders or trust beneficiaries, respectively, which distributees may likewise distribute such shares to their partners, shareholders or trust beneficiaries. Those shares may later be sold by those partners, shareholders or trust beneficiaries, or any of their respective distributees.

                                  Shares Owned     Shares To     Shares Owned   Percentage Owned
      Selling Stockholder        Before Offering   Be Offered   After Offering   After Offering
      -------------------        ---------------   ----------   --------------  ----------------
 Rich Baker                            3,786          3,786            0              0%

 J. Martin Borden (1)                 48,711         45,432          3.279             *

 Daniel Boudreau                     272,754        272,592            162              *

 Gary Bowen (2)                      154,039        154,039            0              0%

 Arlene Ina Bresner                    7,771          7,256           515              *

 John Burnham (3)                     18,930         18,930            0              0%

 John Chao                            34,074         34,074            0              0%

 Denis Cho                             7,572          7,572            0              0%

 Robert E. Cole                       15,144         15,144            0              0%

                                      Shares Owned     Shares To    Shares Owned    Percentage Owned
      Selling Stockholder           Before Offering   Be Offered   After Offering    After Offering
      -------------------           ---------------   ----------   --------------   ----------------
 Peter Donahue                            11,358        11,358           0                 0%

 Richard J. Dorff                         11,358        11,358           0                 0%

 Raymond Earle                             3,312         3,312           0                 0%

 William P. Fallon                         3,786         3,786           0                 0%

 Bernard Farrell                           2,524         2,524           0                 0%

 Michael Feinstein                        75,720        75,720           0                 0%

 Rubin Gruber                             26,462        26,185          277                *

 Kerry Hannigan                           22,716        22,716           0                 0%

 Robert Gardner Hendrie (4)                4,919         2,839          2,080              *

 Highland Capital Partners III           639,397       639,397           0                 0%
 Limited Partnership

 Highland Entrepreneurs' Fund             26,642        26,642           0                 0%
 III Limited Partnership

 Gary Hoglund                             34,074        34,074           0                 0%

 Richard J. Kennelley                     22,716        22,716           0                 0%

 Jonathon R. Lawrence                     13,251        13,251           0                 0%

 Jeffrey Lindholm (5)                     47,652        47,325          327                *

 Shawn Mamros                             22,716        22,716           0                 0%

 Jeffrey McCarthy (6)                    309,505       309,505           0                 0%

 James E. Moore                           16,090        16,090           0                 0%

 Robert Harris Myhill                      9,465         9,465           0                 0%

 North Bridge Venture                  1,136,095     1,136,095           0                 0%
 Partners, L.P.

 North Bridge Venture Partners           167,029       167,029           0                 0%
 II, L.P.

 John Thomas O'Hara                       90,864        90,864           0                 0%

 Gary A. Ochs                              3,312         3,312           0                 0%


                                       Shares Owned     Shares To     Shares Owned    Percentage Owned
          Selling Stockholder        Before Offering   Be Offered    After Offering    After Offering
          -------------------        ---------------   ----------    --------------   ----------------
 Kenneth W. Ouellette                     22,716        22,716              0                0%

 Nancy L. Petit                              157           157              0                0%

 Bryan Petty (7)                           2,227 (8)     1,893             334 (8)           *

 James A. Philippou                       90,864        90,864              0                0%

 Thomas J. Pincince                      427,458       427,458              0                0%

 Kenneth Ouelette                         22,716        22,716              0                0%

 John Richardson                           1,893         1,893              0                0%

 Michael Rugo                              9,465         9,465              0                0%

 Gregg J. Savage (9)                      96,645        94,650              1,995            *

 Richard Shea                             22,716        22,716              0                0%

 Matthias Siebler                         11,358        11,358              0                0%

 Alden W. Smith (10)                      21,699         2,050             19,649            *

 Steve Starliper                           1,893         1,893              0                0%

 Alan B. Taffel                            2,839         2,839              0                0%

 Pablo E. Tapia(11)                        2,839         2,839              0                0%

 Rudolph C. Tenes                          3,312         3,312              0                0%

 Khac T. Thai (12)                        14,197        14,197              0                0%

 Linda Theriault (13)                      1,365         1,104             261               *

 William L. Thompson                       3,786         3,786              0                0%

 Randall B. Uram (14)                     47,325        47,325              0                0%

 Venrock Associates                      431,554       431,554              0                0%

 Venrock Associates II, L.P.             627,708       627,708              0                0%

 Karen L. Vergura (15)                     7,572         7,572              0                0%

 Throop L. Wilder                          3,786         3,786              0                0%


                                  Shares Owned     Shares To     Shares Owned    Percentage Owned
      Selling Stockholder        Before Offering   Be Offered   After Offering    After Offering
      -------------------        ---------------   ----------   --------------   ----------------
 John T. Wroclawski                    946             946            0                0%

 Monica Young                        2,366           2,366            0                0%



(1) Mr. Borden was employed by the Company as a consulting engineer from February 1992 to November 1996.
(2) Mr. Bowen was employed by the Company as Executive Vice President, World Wide Field Operations and Marketing from _______ to October 1996.
(3) Mr. Burnham was employed by the Company as Vice President, Corporate Communications from October 1996 to February 1997.
(4) Mr. Hendrie was employed by the Company as a senior software engineer from November 1993 to November 1995.
(5) Mr. Lindholm was employed by the Company as Vice President, Intercontinential Operations from January 1989 to September 1996.
(6) Mr. McCarthy was employed by the Company as Vice President, Carrier Services from January 1989 to July 1996.
(7) Mr. Petty was employed by the Company as a systems engineer from April 1994 to November 1997.
(8) Excludes 2,464 shares of the Company's Common Stock beneficially owned by Mr. Petty subject to immediately excercisable options. Such options expire in February 1998.
(9) Mr. Savage was employed by the Company as Vice President and Chief Information Officer from February 1988 to March 1995.
(10) Mr. Smith was employed by the Company, most recently as a supplier engineer, from April 1987 to October 1997.
(11) Mr. Tapia is a principal of a software vendor that supplied software to the Company in 1997.
(12) Mr. Thai was employed by the Company as a senior software engineer from April 1993 to February 1996.
(13) Ms. Theriault was employed by the Company as an administrative assistant from July 1993 to December 1996.
(14) Mr. Uram was employed by the Company as an area manager from April 1991 to July 1997.
(15) Ms. Vergura was employed by the Company as Manager of Information Systems from March 1994 to March 1997.

                              PLAN OF DISTRIBUTION

        The Company has been advised by the Selling Stockholders that they intend to sell all or a portion of the Shares from time to time on the NYSE at prices and at terms prevailing at the time of sale or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus; (c) an over-the-counter distribution in accordance with the rules of the New York Stock Exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions. There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered by them. Certain of the Shares owned by the Selling Stockholders are being held in escrow for a one-year period following the closing of the Acquisition to secure indemnification obligations in connection with the Acquisition. Further, certain Shares owned by certain of the Selling Stockholders are subject to repurchase by the Company. Accordingly, such Shares are not available for sale at this time. In addition, certain of the Selling Stockholders are venture capital funds, corporations or trusts which may, in the future, distribute their shares to their partners, shareholders or trust beneficiaries, respectively, which distributees may likewise distribute such shares to their partners, shareholders or trust beneficiaries. Those shares may later be sold by those partners, shareholders or trust beneficiaries, or any of their respective distributees.

        In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Stockholders in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. The Company will bear all costs and expenses incident to the offering and sale of the Shares to the public, including without limitation, printing expenses, legal fees and disbursements of counsel for the Company, "blue sky" expenses, accounting fees and filing fees, but excluding any underwriting commissions or similar charges and legal fees and disbursements of counsel for the Selling Stockholders.

        The Company has agreed to indemnify in certain circumstances the Selling Stockholders and any underwriter and certain control and other persons related to the foregoing persons against certain liabilities, including liabilities under the Securities Act. The Selling Stockholders have agreed to indemnify in certain circumstances the Company and certain related persons against certain liabilities, including liabilities under the Securities Act.

        The Company has agreed with the Selling Stockholders to keep the Registration Statement of which this Prospectus constitutes a part effective until the earlier of (i) such time as each of the Selling Stockholders may sell all of the Shares held by him, her or it without registration pursuant to Rule 144 under the Securities Act within a three-month period after the availability of Rule 144; or (ii) such time as all of the Shares have been sold by the Selling Stockholders. The Company intends to de-register any of the Shares not sold by the Selling Stockholders at the end of such period; however, at such time, any unsold shares may be freely tradable subject to compliance with Rule 144 of the Securities Act.

                                 USE OF PROCEEDS

        The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders.


                                  LEGAL MATTERS

        The legality of the Shares is being passed upon by Gray Cary Ware & Freidenrich LLP, Palo Alto, California.

                                     EXPERTS

        The consolidated financial statements and schedule of Bay Networks, Inc. appearing in Bay Networks, Inc.'s Annual Report (Form 10-K) for the year ended June 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

================================================================================
NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES, OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                                TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
Available  Information .....................................................   2
Incorporation of Certain Documents by Reference ............................   2
The Company ................................................................   3
Risk Factors ...............................................................   3
Selling Stockholders .......................................................   4
Plan of Distribution .......................................................   8
Use of Proceeds ............................................................   8
Legal Matters ..............................................................   8
Experts ....................................................................   8


================================================================================

                                5,093,551 SHARES




                               BAY NETWORKS, INC.


                                  COMMON STOCK



                      ------------------------------------

                                   PROSPECTUS

                      ------------------------------------


                                January ___, 1998

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fees and New York Stock Exchange listing fee.

                                                                          TO BE PAID
                                                                            BY THE
                                                                          REGISTRANT
                                                                          ----------
         SEC registration fee........................................     $  40,104
         NYSE listing fee............................................        15,281
         Accounting fees and expenses................................        27,500
         Printing....................................................         3,000
         Transfer agent and registrar fees and expenses..............             0
         Blue Sky fees and expenses (including counsel fees).........             0
         Legal fees and expense......................................        15,000
         Miscellaneous expenses......................................             0
                 Total...............................................     $ 100,885
                                                                          =========

        The Company will pay all expenses of registration, issuance and distribution of the shares being sold by the Selling Stockholders, excluding underwriting commissions and similar charges and legal fees and disbursements of counsel for the Selling Stockholders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Article EIGHTH of the Company's Certificate of Incorporation provides that no director of the Company shall be liable for any breach of fiduciary duty, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

        Article TWELFTH of the Company's Certificate of Incorporation provides that a director or officer of the Company (a) shall be indemnified by the Company against all costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Company) brought against him by virtue of his position as a director or officer of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Company against all costs, charges and expenses (including attorneys' fees) incurred in connection with any action by or in the right of the Company brought against him by virtue of his position as a director or officer of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made with respect to any such matter as to which such person shall have been adjudged to be liable to the Company, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action with prejudice or the settlement of an action without admission of liability, he is required to be indemnified by the Company against all costs, charges and expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

        Indemnification is required to be made unless the Board of Directors or independent legal counsel determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Board of Directors or independent legal counsel that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Company fails to make an indemnification payment within sixty (60) days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Company notice of the action for which indemnity is sought and the Company has the right to participate in such action or assume the defense thereof.

        Article TWELFTH of the Company's Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Company must indemnify those persons to the fullest extent permitted by such law as so amended.

        In addition, with the approval of its Board of Directors, the Company has entered into separate indemnification agreements with its directors and officers which require the Company to, among other things, indemnify them against certain liabilities which may arise by reason of their status or service.

        The Company has obtained liability insurance for the benefit of its directors and officers.

ITEM 16.  EXHIBITS.

        The following exhibits are filed with this Registration Statement:

  EXHIBIT
   NUMBER                                       EXHIBIT TITLE
   ------                                       -------------
5.1           Opinion of Gray Cary Ware & Freidenrich LLP.
23.1          Consent of Ernst & Young LLP, independent auditors.
23.2          Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5.1).
24.1          Power of Attorney (included in the Signature Page contained in Part II of the
              Registration Statement).

ITEM 17.  UNDERTAKINGS.

        A.      The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        D. The undersigned Registrant hereby undertakes that:

                (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

                (2) or the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 22nd day of January, 1998.

                                          BAY NETWORKS, INC.



                                          By: /s/ John J. Poggi, Jr.
                                             -----------------------------------
                                                John J. Poggi, Jr.
                                                Vice President, General Counsel
                                                and Secretary


                                POWER OF ATTORNEY

        Each of the officers and directors of Bay Networks, Inc. whose signature appears below hereby constitutes and appoints David J. Rynne and John J. Poggi, Jr., and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to the Registration Statement on Form S-3 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on January 22, 1998 by the following persons in the capacities indicated.


Signature                                               Title
--------------------------------        ---------------------------------------

/s/ David L. House
--------------------------------
David L. House                          President, Chief Executive Officer and
                                          Chairman of the Board of Directors
/s/ David J. Rynne                                            (Principal Executive Officer)
--------------------------------
David J. Rynne                             Executive Vice President and Chief
                                                   Financial Officer
                                              (Principal Financial Officer)
/s/ Rob G. Seim
--------------------------------
Rob G. Seim                             Vice President and Corporate Controller
                                             (Principal Accounting Officer)
/s/ Arthur Carr
--------------------------------
Arthur Carr                                            Director

/s/ Shelby H. Carter, Jr.
--------------------------------
Shelby H. Carter, Jr.                                  Director

/s/ Kathleen A. Cote
--------------------------------
Kathleen A. Cote                                       Director


/s/ John S. Lewis
--------------------------------
John S. Lewis                                          Director

/s/ Benjamin F. Robelen
--------------------------------
Benjamin F. Robelen                                    Director

/s/ Ronald V. Schmidt
--------------------------------
Ronald V. Schmidt                                      Director

/s/ Paul J. Severino
--------------------------------
Paul J. Severino                                       Director


                                INDEX TO EXHIBITS

  Exhibit
   Number                               Exhibit Title
   ------                               -------------
5.1           Opinion of Gray Cary Ware & Freidenrich LLP.

23.1          Consent of Ernst & Young LLP, independent auditors.

23.2          Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5.1).

24.1          Power of Attorney (included in the Signature Page contained in Part II of the
              Registration Statement).
